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                                                                     EXHIBIT 5.1

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110

                                                                   March 1, 2000


Concord Communications, Inc.
600 Nickerson Road
Marlboro, Massachusetts  01752

Re:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We are acting as counsel for Concord Communications, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration on a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, of the offer and sale of up to 265,962 shares of Common Stock, par value $.01 per share, of the Company (the "SHARES") to be issued upon the exercise of options under the Mission Systems, Incorporated 1996 Equity Incentive Stock Plan and the FirstSense Software, Inc. 1997 Stock Incentive Plan (collectively, the "PLANS").

         We have examined, and are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Restated Articles of Organization and the Restated By-Laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plans and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/ Testa, Hurwitz & Thibeault, LLP

                                             TESTA, HURWITZ & THIBEAULT, LLP